ACCESS DEVICES, INC.

ZERO COUPON CONVERTIBLE NOTE

US$ 200,000. JUNE 6, 2005

Access Devices, Inc., a company organized under the laws of the State of Nevada, United States of America, with its registered office at the offices of Godwin Gruber LLP, 1201 Elm Street, Suite 1700 Dallas, Texas, United States of America ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this zero coupon Convertible Note in favor of MARTIN BOURBONNAIS a ____________ organized under the laws of ____________ ("Holder") and hereby promises to pay to Holder, its designees or its successors and permitted assigns, the principal sum of two hundred thousand Dollars (US$200,000) (the "Principal Amount") on the Maturity Date (as defined below).

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 14.

1. Maturity Date.

The then outstanding Principal Amount shall become due and payable on the third anniversary of the Issue Date (the "Maturity Date").

2. Conversion Price

"Conversion Price" shall be US$0.50 per share, as may be adjusted pursuant to Section 9.

3. Acceleration.

Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, any other person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets, or Obligor

shall admit in writing its inability to pay its debts as they become due or shall commit any other act of insolvency (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

4. No Prepayments.

The Principal Amount may not be prepaid by Obligor, except as provided in Section 8.

5. Method of Payment.

Obligor shall pay all amounts payable under this Convertible Note in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing.

6. Presentment Waived.

Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

7. Subordination.

Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Convertible Note, all indebtedness evidenced by this Convertible Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Convertible Note:

(a) the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b) the Subordinated Indebtedness shall not become capable of being subject to any right of set-off or counterclaim; and

(c) except upon the Maturity Date, upon the acceleration pursuant to Section 3, or upon the conversion of the Principal Amount in accordance with the terms of this Convertible Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

8. Conversion Rights.

(a) Optional Conversion. At any time more than six months after the Issue Date and prior to the Maturity Date, at the option of Holder in its sole discretion, all or any portion of the then outstanding Principal Amount of this Convertible Note may be converted (an "Optional Conversion") into a number of Shares (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount to be converted divided by the Conversion Price.

In order to exercise the right of Optional Conversion, Holder shall surrender this Convertible Note at the principal office of Obligor and shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the "Optional Conversion Notice"), to Obligor at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 8(a), at such time such portion of the Principal Amount as is subject to such Optional Conversion shall be applied by Obligor in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of such portion of the Principal Amount converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

As promptly as practicable, but in no event later than seven (7) Business Days, after an Optional Conversion, Obligor, at its expense, shall cause (i) Holder's name to be entered in the register of the members of Obligor in respect of the Optional Conversion Shares and (ii) to be delivered to Holder a convertible note, in form and substance identical to this Convertible Note, for the remaining outstanding Principal Amount if such Optional Conversion was not for the entire portion of the then outstanding Principal Amount. Notwithstanding any provision of this Convertible Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising its rights as the holder of the Optional Conversion Shares.

(b) Mandatory Conversion. Immediately prior to consummation of the Initial Public Offering, the entire then outstanding Principal Amount of this Convertible Note shall be automatically converted (the "Mandatory Conversion" and, together with any Optional Conversion, a "Conversion") into a number of Shares (the "Mandatory Conversion Shares" and, together with the Optional Conversion Shares, "Conversion Shares") equal to the then outstanding Principal Amount divided by the Conversion Price.

The Mandatory Conversion shall be effected by Obligor applying the entire then outstanding Principal Amount of this Convertible Note in full payment of the Mandatory Conversion Shares to be issued in consequence of the conversion and that application shall discharge Obligor from all liability in respect of the entire then outstanding Principal Amount of this Convertible Note.

As promptly as practicable, but in no event later than seven (7) Business Days, after a Mandatory Conversion, Obligor, at its expense, shall cause Holder's name to be entered in the register of the members of Obligor in respect of the Mandatory Conversion Shares. Notwithstanding any provision of this Convertible Note to the contrary, no Mandatory Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Mandatory Conversion shall be deemed to have been effective as of the date of the Initial Public Offering; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising its rights as the holder of the Mandatory Conversion Shares.

9. Anti-Dilution Provisions.

The Conversion Price shall be subject to appropriate adjustment so as to protect the rights of Holder upon the occurrence on or after the Issue Date and prior to the Initial Public Offering of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction which shall increase the issued share capital of the Obligor to a number greater than 250 million ordinary shares. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion Price in effect immediately prior to such event shall be adjusted and any other appropriate actions shall be taken by Obligor, including, upon the occurrence of any merger, combination, consolidation or other similar transaction, the issuance to Holder of any securities into which this Convertible Note shall be converted by operation of law or pursuant to the express terms of such transaction, so that Holder, upon any Conversion, shall be entitled to receive the number of Shares or other property, including cash or securities, that Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Convertible Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event is effected.

10. Covenants of Obligor.

(a) Obligor shall maintain financial statements in accordance with United States generally accepted accounting principles;

(b) Prior to the Initial Public Offering, Obligor shall deliver to Holder the Annual audited consolidated financial statements within ninety (90) days after the end of each fiscal year; and

(c) Prior to the Initial Public Offering, Obligor shall deliver to Holder any registration statements filed publicly with the Securities and Exchange Commission.

11. Covenants of Holder.

(a) In the event of Optional Conversion, Holder undertakes that, for a period of 12 months following the Public Offering, in any 3 month period, it will not sell more than 25% of the Optional Conversion Shares.

(b) In the event of Mandatory Conversion, Holder undertakes that, for a period of 12 months following the Public Offering, in any 3 month period, it will not sell more than 25% of the Mandatory Conversion Shares.

12. Representations and Warranties of Obligor

(a) Obligor has the corporate power and authority to enter into this Convertible Note and to perform its obligations hereunder. The execution and delivery by Obligor of this Convertible Note and the consummation by Obligor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Obligor. This Convertible Note has been duly executed and delivered by Obligor and constitutes valid and binding obligations of Obligor enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

(b) The execution, delivery and performance by Obligor of this Convertible Note and the consummation of the transactions contemplated hereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on Obligor which breach or default could reasonably by expected to have a material adverse effect on Obligor.

(c) Obligor is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

(d) There is no pending, or to the knowledge of Obligor, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Convertible Note or which involves Obligor and which if adversely determined, could reasonably be expected to have a material adverse effect on Obligor.

(e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Convertible Note or the taking of any action contemplated hereunder.

(f) Obligor has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

(g) The principal operating company of the Access Devices Group is Access Devices Digital Ltd., in the United Kingdom.

(h) Obligor currently owns 70% of the outstanding share capital of Access Devices Digital Ltd.

(i) The issued share capital of Obligor is currently comprised of 172,500,000 ordinary shares of $0.001 par value each.

(j) The authorized share capital of Obligor is currently comprised of 300,000,000 ordinary shares and 25,000,000 preferred shares.

(k) Obligor is in the process of drafting and filing a registration statement with the United States Securities and Exchange Commission

(l) The audited financial statements for the year ending December 31, 2004 of Access Devices Digital represent the accurate financial position of that company as of December 31, 2004 and its financial results for the year then ended.

(m) Obligor is in the process of introducing a number of new products, including a Personal Video Recorder, PCMCIA card and an MPEG-4 IP-TV set top box, as part of the scheduled roll-out of Obligor's product roadmap and as presented to Holder by Obligor's management.

(n) The business forecasts provided to Holder by Obligor represent management's reasonable estimates of the future prospects of Obligor, which assume the completion of the financing contemplated by this Convertible Note on or before June ____, 2005. Business forecasts are subject to a successful completion of the product roll-out set forth in item (m) above.

13. Miscellaneous.

(a) Specific Performance. Obligor and Holder acknowledge and agree that in the event of any breach of this Convertible Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or

compel specific performance of this Convertible Note in any action instituted in any Court.

(b) Interpretation. The headings and captions in this Convertible Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof. When used in this Convertible Note, (i) the symbol "US$" shall refer to the lawful currency of the United States of America and (ii) the words "including" and "include" shall be deemed followed by the words "without limitation."

(c) Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or fax number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and fax number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to Obligor, to:

Access Devices, Inc.
c/o Godwin Gruber LLP
1201 Elm Street, Suite 1700
Dallas, TX 75270
United States of America
Attention: Philip Offil
Fax: +1 214 527 3173

with a copy by facsimile to:
Fax: +44 20 8799 4481

If to Holder, to:

Name: MARTIN BOURBONNAIS

Address: CHALET LE BOURBON
VERBIER
1936, SWITZERLAND

Fax: ____________________

Attention: ____________________

(d) Governing Law; Forum; Service of Process. This Convertible Note shall be governed by and construed in accordance with the laws of England and Wales (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Convertible Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Convertible Note shall be in the courts located in and for England and Wales (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Convertible Note or the transactions contemplated hereby.

(e) Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Convertible Note in any jurisdiction shall not affect the validity, legality or enforceability of this Convertible Note in such jurisdiction or the validity, legality or enforceability of this Convertible Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f) Successors; Assigns; Third-Party Beneficiaries. The provisions of this Convertible Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Convertible Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Any attempted assignment in contravention of this Convertible Note shall be null and void and of no effect. This Convertible Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(g) Amendments. This Convertible Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(h) Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Convertible Note shall be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

(i) Counterparts. This Convertible Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Convertible Note.

14. Definitions.

As used in this Convertible Note, the following terms shall have the following meanings:

"Affiliate" has the meaning specified in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Board" means the board of directors of Obligor.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of London, United Kingdom are required or authorized to be closed.

"Convertible Note" means this zero coupon Convertible Note and all amendments made hereto in accordance with the provisions hereof.

"Court" has the meaning specified in Section 13(d).

"Default Date" has the meaning specified in Section 3.

"Holder" has the meaning specified in the Preamble.

"Initial Public Offering" means the effective date of the first Registration Statement filed by the Obligor after the Issue Date.

"Issue Date" means the date of first issuance of this Convertible Note as first set forth above.

"Mandatory Conversion" has the meaning specified in Section 8(b).

"Mandatory Conversion Certificates" has the meaning specified in Section 8(b).

"Mandatory Conversion Shares" has the meaning specified in Section 8(b).

"Maturity Date" has the meaning specified in Section 1.

"Obligor" has the meaning specified in the Preamble.

"Optional Conversion" has the meaning specified in Section 8(a).

"Optional Conversion Certificates" has the meaning specified in Section 8(a).

"Optional Conversion Notice" has the meaning specified in Section 8(a).

"Optional Conversion Shares" has the meaning specified in Section 8(a).

"Person" means any individual, firm, corporation, proprietary, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Principal Amount" has the meaning specified in the Preamble.

"Public Offering" means a public offering of Shares pursuant to a prospectus, an effective registration statement or listing agreement in compliance with the laws, rules and regulations in such jurisdiction as may be approved by the Board to be the jurisdiction for the primary listing and trading of Obligor's securities.

"Purchase Agreement" has the meaning specified in the Preamble.

"Shares" means the ordinary shares of Obligor.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, Obligor has caused this Convertible Note to be duly executed as a deed as of the date first set forth above.

EXECUTED AS A DEED for and on behalf of ACCESS DEVICES, INC.

By: ______________________,

Name: Anthony S. Walton
Title: Chief Executive Officer

In the presence of:

____
Witness

EXECUTED AS A DEED for and on behalf of MARTIN BOURBONNAIS

By: ______________________

Name: MARTIN BOURBONNAIS
Title: INVESTOR

In the presence of:

____
Witness

EXHIBIT A TO CONVERTIBLE NOTE

CONVERSION NOTICE

To: Access Devices, Inc.

The undersigned registered holder of the attached zero coupon Convertible Note, dated as of June ___, 2005, originally executed by Access Devices, Inc., a company organized under the laws of the State of Nevada, United States of America, in favor of MARTINE R. BOURBOULON ("Convertible Note") hereby irrevocably exercises the option to convert US$200,000 of the Principal Amount outstanding under the Convertible Note into the Conversion Shares in accordance with the terms of the Convertible Note, and directs that the Certificates representing the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below.

Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Convertible Note.

Dated: JUNE 6, 2005

____

Signature(s)

EXHIBIT B TO CONVERTIBLE NOTE

ACCESS DEVICES BANK ACCOUNT DETAILS

Funds being provided by Holder to Obligor under the terms of this Convertible Note should be remitted to the following account:

Name of account:	Access Devices, Inc.
Account number:	1111023352
Bank:	Texas Capital Bank 2100 McKinney Avenue Suite 900 Dallas, Texas 75201 ABA: 111017979

Instructions for wiring funds from outside the U. S. in U. S. currency:

Wire funds to:	Wells Fargo Bank
SWIFT Code	WFBIUS6S
Beneficiary Bank:	Texas Capital Bank, N. A.
Account Number	4050006832
For further credit to:	Access Devices, Inc. Account no. 1111023352

For Obligor's reference, upon execution of the transfer, a copy of the SWIFT confirmation should be faxed to +44 20 8799 4481.

EXHIBIT C TO CONVERTIBLE NOTE

INVESTOR DETAILS

Name: MARTIN G. BOURBONNAIS

Form of organisation: ______________

Country of jurisdiction: SWITZERLAND

Registered number: ______________

Address: CHALET LE BOURBON
VERBIER
1936 SWITZERLAND

____

Principal contact name: MARTIN G. BOURBONNAIS

Principal contact position: ______________

Telephone number: 0041-27-771 7516

Fax number: ______________ 7517

Email: ______________